Exhibit 99.1

AURORA INNOVATION, INC.

Condensed Consolidated Balance Sheets

(in thousands, except share and per share data)

(Unaudited)

	September 30, 2021	December 31, 2020
Assets
Current assets:
Cash and cash equivalents	$630,374	$387,346
Restricted cash equivalents	182	182
Contract asset	5,599	—
Prepaid expenses and other current assets	28,391	18,918

Total current assets	664,546	406,446
Property and equipment, net	87,774	10,897
Operating lease right-of-use assets	156,167	90,864
Restricted cash equivalents, long-term	13,300	12,300
Other assets	20,328	15,631
Acquisition related intangible assets	617,200	52,700
Goodwill	1,111,197	30,047

Total assets	$2,670,512	$618,885

Liabilities, Redeemable Convertible Preferred Stock, and Stockholders’ Equity (Deficit)
Current Liabilities
Accounts payable	$3,408	$6,502
Related party payable	1,363	—
Accrued expenses and other current liabilities	58,978	18,768
Operating lease liabilities, current	11,749	6,681

Total current liabilities	75,498	31,951
Operating lease liabilities, long-term	139,106	97,153
Deferred tax liability	3,203	3,052
Other long-term liabilities	835	25

Total liabilities	218,642	132,181

Redeemable convertible preferred stock
Redeemable convertible preferred stock, $0.0001 par value; 214,425,920 shares authorized, 204,949,573 shares issued and outstanding	2,161,145	763,283
Stockholders’ equity (deficit):
Common stock, $0.0001 par value, 535,000,000 shares authorized, 251,257,585 issued and outstanding	25	13
Additional paid-in capital	1,130,238	59,171
Accumulated deficit	(839,538)	(335,763)

Total stockholders’ equity (deficit)	290,725	(276,579)

Total liabilities, redeemable convertible preferred stock, and stockholder’s equity (deficit)	$2,670,512	$618,885

See accompanying notes to unaudited condensed consolidated financial statements

AURORA INNOVATION, INC.

Condensed Consolidated Statements of Operations

(in thousands, except share and per share data)

(Unaudited)

	Nine Months Ended September 30,
	2021	2020
Collaboration revenue	$55,599	$—
Operating expenses:
Research and development	477,056	127,893
Selling, general and administrative	80,224	23,627

Total operating expenses	557,280	151,520

Loss from operations	(501,681)	(151,520)
Other income (expense):
Interest and other income	403	3,642
Other expense	(5,141)	(39)

Loss before income taxes	(506,419)	(147,917)
Income tax benefit	(2,643)	1

Net loss	$(503,776)	$(147,918)

Basic and diluted net loss per share	(2.09)	(1.19)

Basic and diluted weighted-average shares outstanding	240,949,740	123,966,127

See accompanying notes to unaudited condensed consolidated financial statements

AURORA INNOVATION, INC.

Condensed Consolidated Statements of Comprehensive Loss

(in thousands)

(Unaudited)

	Nine Months Ended September 30,
	2021	2020
Net Loss	$(503,776)	$(147,918)
Other comprehensive Income:
Available-for sale investments
Net unrealized loss	—	(65)

Net Change	—	(65)

Other Comprehensive loss	—	(65)

Comprehensive Loss	$(503,776)	$(147,983)

See accompanying notes to unaudited condensed consolidated financial statements

AURORA INNOVATION, INC.

Condensed Consolidated Statements of Redeemable Convertible Preferred Stock and Stockholders’ Equity (Deficit)

(In thousands, except share and per share data)

(Unaudited)

	Redeemable Convertible Preferred stock		Common stock		Additional paid-in capital	Accumulated other comprehensive income	Accumulated deficit	Total Stockholders’ Equity (Deficit)
	Shares	Amount	Shares	Amount

Balance as of December 31, 2020	133,727,268	$763,283	128,434,407	$13	$59,171	$—	$(335,763)	$(276,579)

Issuance of Series U-1 redeemable convertible preferred stock at $19.66 per share in relation to acquisition	50,873,075	1,000,000	—	—	—	—	—	—
Issuance of Series U-2 redeemable convertible preferred stock at $19.66 per share, net of issuance costs of $2,138	20,349,230	397,862	—	—	—	—	—	—
Issuance of common stock in relation to acquisitions	—	—	118,784,896	12	937,656	—	—	937,668
Purchase consideration allocated to non-cash compensation expense	—	—	—	—	7,873	—	—	7,873
Issuance of common stock upon exercise of stock options	—	—	2,744,243	—	4,834	—	—	4,834
Issuance of common stock upon vesting of restricted stock units	—	—	2,000	—	—	—	—	—
Common stock withheld for net share settlement of equity awards	—	—	(592)	—	(11)	—	—	(11)
Vesting of ear1y exercised stock options	—	—	523,750	—	165	—	—	165
Vesting of restricted stock	—	—	768,881	—	—	—	—	—
Stock-based compensation	—	—	—	—	120,550	—	—	120,550
Net loss	—	—	—	—	—	—	(503,775)	(503,775)

Balance as of September 30, 2021	204,949,573	$2,161,145	251,257,585	$25	$1,130,238	$—	$(839,538)	$290,725

See accompanying notes to unaudited condensed consolidated financial statements

AURORA INNOVATION, INC.

Condensed Consolidated Statements of Redeemable Convertible Preferred Stock and Stockholders’ Equity (Deficit)

(In thousands, except share and per share data)

(Unaudited)

	Redeemable Convertible Preferred stock		Common stock		Additional paid-in capital	Accumulated other comprehensive income	Accumulated deficit	Total Stockholders’ Equity (Deficit)
	Shares	Amount	Shares	Amount
Balance as of December 31, 2019	133,784,888	$763,815	121,414,839	$12	$38,952	$125	$(121,314)	$(82,225)

Issuance of common stock upon exercise of stock options	—	—	538,631	—	713	—	—	713
Vesting of ear1y exercised stock options	—	—	995,064	—	445	—	—	445
Vesting of restricted stock	—	—	3,207,164	1	(1)	—	—	—
Repurchase of series B redeemable convertible preferred stock at $9.2403	(15,140)	(140)	—	—	—	—	—	—
Stock-based compensation	—	—	—	—	13,016	—	—	13,016
Unrealized gain on held for sale investments	—	—	—	—	—	(66)	—	(66)
Net loss	—	—	—	—	—	—	(147,919)	(147,919)

Balance as of September 30, 2020	133,769,748	$763,675	126,155,698	$13	$53,125	$59	$(269,233)	$(216,036)

See accompanying notes to unaudited condensed consolidated financial statements

AURORA INNOVATION, INC.

Condensed Consolidated Statement of Cash Flows

(In thousands)

(Unaudited)

	Nine Months Ended September 30,
	2021	2020
Cash flows from operating activities:
Net loss	$(503,776)	$(147,918)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation, amortization and other	14,212	2,234
Reduction in the carrying amount of ROU assets	19,063	9,841
Accretion of discount on short-term investments	—	(57)
Stock based compensation	118,405	13,016
Non-cash compensation	7,873	—
Change in deferred tax asset valuation allowance	(2,638)	—
Loss on disposal of equipment	3,338	—
Changes in operating assets and liabilities:
Contract asset	(5,599)	—
Prepaid expenses and other current assets	(3,979)	(2,064)
Other assets	(1,071)	(13,939)
Accounts payable	(4,657)	4,239
Accrued expenses and other current and non-current liabilities	(45,240)	7,325
Operating lease liability	(16,785)	(6,462)

Net cash used in operating activities	(420,854)	(133,785)

Cash flows from investing activities:
Purchases of property and equipment	(32,128)	(2,440)
Net cash acquired in acquisitions	294,439	—
Purchase of short-term investments	—	(120,110)
Maturities of short-term investments	—	445,000

Net cash provided by investing activities	262,311	322,450

Cash flows from financing activities:
Proceeds from early exercised stock options	—	79
Payments to repurchase unvested early exercised stock options	—	(312)
Payments to repurchase series B preferred stock	—	(140)
Proceeds from issuance of Series U-2 preferred stock, net	397,862	—
Proceeds from issuance of common stock	4,709	719

Net cash provided by financing activities	402,571	346

Net increase in cash, cash equivalents and restricted cash equivalents	$244,028	$189,011
Cash, cash equivalents, and restricted cash equivalents at beginning of the period	399,828	246,972

Cash, cash equivalents, and restricted cash equivalents at end of the period	$643,856	$435,983

See accompanying notes to unaudited condensed consolidated financial statements

AURORA INNOVATION, INC.

Notes to Condensed Consolidated Financial Statements (Unaudited)

September 30, 2021

(in thousands, except share and per share data)

(1)	Overview and Organization and Basis of Presentation

Overview of the Organization

Aurora Innovation, Inc. (the Company) was initially formed as a Delaware limited liability company in October 2016, then converted to a Delaware corporation in March 2017. The Company has offices in seven cities: Palo Alto, Mountain View, San Francisco, California; Pittsburgh, Pennsylvania; Bozeman, Montana; Coppell, Texas; Wixom, Michigan; and Seattle, Washington. The Company designs and develops the Aurora Driver, which is the hardware, software, and data services that allow vehicles to drive themselves.

Basis of Presentation and Principles of Consolidation

The unaudited condensed consolidated financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) and include the Company and wholly owned subsidiaries. All intercompany transactions and balances have been eliminated in consolidation. Certain information and note disclosures normally included in financial statements prepared in accordance with GAAP have been condensed or omitted pursuant to rule and regulations of the Securities and Exchange Commission (“SEC”).

The information included herein should be read in conjunction with the audited financial statements and accompanying notes for the years ended December 31, 2020 and 2019. The condensed consolidated balance sheet as of December 31, 2020 included in the condensed consolidated financial statements was derived from the audited financial statements as of that date.

The condensed consolidated financial statements reflect, in the opinion of management, all adjustments of a normal, recurring nature necessary to fairly present our balance sheet, results of operations, and cash flows for the nine month period but are not necessarily indicative of the expected results for the full fiscal year or any future year.

(2)	Significant Accounting Policies

Listed below are changes made to the significant accounting policies described in the audited financial statements and accompanying notes as of and for the years ended December 31, 2020 and 2019 that have a material impact on the condensed consolidated financial statements and accompanying notes.

Collaboration revenue

In January 2021, the Company entered into a collaboration framework agreement with Toyota Motor Corporation (“Toyota”) with the intention of deploying the Aurora Driver into a fleet of Toyota Sienna vehicles, subject to further agreement of a collaboration projection plan that was signed in August 2021. The Company received $50,000 in consideration in April 2021 and expects the remaining $100,000 in 2022.

The Company determined revenue recognition for this agreement in accordance with Accounting Standards Codification (ASC) Topic 808, Collaborative Arrangements for the development activities that are ongoing and central to the activities of the Company. The total consideration received is recognized using the input measure of hours expended as a percentage of total estimated hours to complete the project commencing with initial recognition in August 2021 when the project plan was signed.

For the nine months ended September 30, 2021, the Company recognized $55,599 based on actual hours to date. A contract asset of $5,599 was recorded as of September 30, 2021.

Reinvent Technology Partners Y Merger

On November 3, 2021, subsequent to the period ended September 30, 2021, the Company completed a merger into RTPY Merger Sub Inc. (“Merger Sub”), a wholly owned subsidiary of Reinvent Technology Partners Y (“RTPY”). On completion of the merger, RTPY was renamed Aurora Innovation, Inc.

The Merger is expected to be accounted for as a reverse recapitalization. The Company has been determined to be the accounting acquirer due to factors including the Company having the largest voting interest post-combination, the ability to appoint the majority of the members of the Board of Directors, and the Company comprising the ongoing operations and executive management of the post-combination company.

Under this method of accounting, RTPY will be treated as the acquired company for financial reporting purposes. Accordingly, for accounting purposes, the Merger will be treated as the equivalent of Aurora issuing shares for the net assets of RTPY, accompanied by a recapitalization. The net assets of RTPY will be recognized at historical cost.

All outstanding capital stock of the Company will be converted into shares of common stock of the post-combination company based on an exchange ratio with the corresponding increase in par value of common stock being recognized against additional paid-in capital.

Operations prior to the business combination will be presented in future financial reports as those of the Company.

Use of Estimates

The preparation of condensed consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates. Significant items subject to such estimates and assumptions include the useful lives of property and equipment; valuation allowance for deferred income tax assets, valuation of acquired intangible assets, fair value of options granted under the Company’s stock-based compensation plans, present value of the lease liability, and the assumptions used in determining the recognition of revenue.

Significant Risks and Uncertainties Including Business and Credit Concentrations

The Company’s principal operations are the research, design, and implementation of the Aurora Driver. The Company is currently researching and developing its proprietary technology with the goal of commercializing the Aurora Driver. The Company expects that it will need to raise additional capital to support its development and commercialization activities. Significant risks and uncertainties to the Company’s operations include failing to secure additional funding and the threat of other companies developing and bringing to market similar technology at an earlier time than the Company.

Financial instruments that potentially subject the Company to concentration of credit risk consist primarily of cash and cash equivalents. The Company maintains its cash and cash equivalents at U.S. commercial banks. Cash and cash equivalents deposited with domestic commercial banks generally exceed the Federal Deposit Insurance Corporation insurable limit. To date, the Company has not experienced any losses on its deposits of cash and cash equivalents.

On March 11, 2020, the World Health Organization declared the novel strain of coronavirus, COVID-19, a global pandemic and recommended containment and mitigation measures worldwide. As of the date of these financial statements, the Company has not experienced a negative impact to its financial position, results of operations, and operating cash flows. The Company cannot accurately predict the length or severity of this pandemic and the impact it might have on the world and domestic economies. However, the Company believes that for the foreseeable future, based on its current capital resources and its operations and cash flows, it will not be materially nor negatively affected.

Recently Issued Accounting Standards – Not Yet Adopted

In December 2019, the FASB issued ASU 2019-12, Simplifying the Accounting for Income Taxes, which simplifies accounting for income taxes by revising or clarifying existing guidance in ASC 740, Income Taxes, as well as removing certain exceptions within ASC 740. The new standard is effective for annual periods beginning after December 15, 2021 and earlier adoption permitted. The standard will be effective for the Company on January 1, 2022. The Company is currently evaluating the impact of this guidance.

In June 2016, the FASB issued ASU 2016-13, Financial Instruments—Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments, that replaces the incurred loss impairment methodology in current GAAP. The new impairment model requires immediate recognition of estimated credit losses expected to occur for most financial assets and certain other instruments. Entities will apply the standard’s provisions as a cumulative-effect adjustment to retained earnings as of the beginning of the first effective reporting period. The Company is currently evaluating the impact of this guidance and the timing of adoption.

Recently Issued Accounting Standards – Adopted in Fiscal 2021

In August 2018, the FASB issued ASU No. 2018-15, Intangibles—Goodwill and Other-Internal-Use Software (Subtopic 350-40): Customer’s Accounting for Implementation Costs Incurred in a Cloud Computing Arrangement That Is a Service Contract, which aligns the requirements for capitalizing implementation costs incurred in a hosting arrangement that is a service contract with the requirements for capitalizing implementation costs incurred to develop or obtain internal-use software. The new standard requires capitalized costs to be amortized on a straight-line basis generally over the term of the arrangement, and the financial statement presentation for these capitalized costs would be the same as that of the fees related to the hosting arrangements. The standard was effective for the Company on January 1, 2021 and applied prospectively. The adoption did not have a material impact.

(3)	Fair Value Measurements

The Company uses a three-level hierarchy, which prioritizes, within the measurement of fair value, the use of market-based information over entity-specific information for fair value measurement based on the nature of inputs used in the valuation of an asset or liability as of the measurement date. Fair value focuses on an exit price and is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The inputs or methodology used for valuing financial instruments are not necessarily an indication of the risk associated with those financial instruments.

The three-level hierarchy for fair value measurements is defined as follows:

Level 1: Inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

Level 2: Inputs to the valuation methodology included quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.

Level 3: Inputs to the valuation methodology, which are significant to the fair value measurement, are unobservable.

An asset or liability’s categorization within the valuation hierarchy is based upon the lowest level of input that is significant to the fair value measurement.

The following table summarizes the Company’s fair value hierarchy for its financial assets measured at fair value on a recurring bases as of September 30, 2021 and December 31, 2020:

	As of September 30, 2021
	Level 1	Level 2	Level 3	Total
Cash equivalents and restricted cash equivalents:
Money market funds	$642,285	$—	$—	$642,285

Total cash equivalents and restricted cash equivalents	$642,285	$—	$—	$642,285

	As of December 31, 2020
	Level 1	Level 2	Level 3	Total
Cash equivalents and restricted cash equivalents:
Money market funds	$399,946	$—	$—	$399,946

Total cash equivalents and restricted cash equivalents	$399,946	$—	$—	$399,946

(4)	Acquisitions

Apparate USA LLC

On January 19, 2021, the Company acquired 100% of the voting interests of Apparate USA LLC (“Uber Advanced Technologies Group” or “ATG”) which was a company developing self-driving technology.

The ATG acquisition date fair value of the consideration transferred for ATG was approximately $1,915,708 which consisted of stock consideration. The stock consideration transferred comprised 50,873,075 shares of the Company’s Series U-1 preferred stock and 116,173,646 shares of the Company’s common stock. The preferred stock was valued referencing a subsequent purchase of the Company’s Series U-2 redeemable convertible preferred stock. The common stock was valued based on the fair value as of January 19, 2021, as determined by a third-party valuation expert using an Option Pricing Method model.

The transaction costs associated with the acquisition were approximately $15,113 and were recorded in general and administrative expense in the nine months ended September 30, 2021.

The Company has accounted for the ATG acquisition as a business combination, and therefore the assets acquired and liabilities assumed were recognized at their fair values on the date of the ATG acquisition. Information which existed as of the acquisition date but is yet unknown to us may result in adjustments during the remainder of the measurement period which will not exceed 12 months from the closing date. The area not finalized relates to the valuation of acquired tangible and intangible assets and accrued expenses.

We recorded a measurement period adjustment to the preliminary purchase price allocation which included an $21,652 decrease in property and equipment, net and an $21,652 increase in goodwill. This measurement period adjustment was made to reflect facts and circumstances that existed as of the acquisition date.

The following table summarizes the fair values of assets acquired and liabilities assumed as of the date of the ATG acquisition:

Cash and cash equivalents	$310,540
Prepaid expenses and other current assets	6,229
Property and equipment, net	63,395
Operating lease right-of-use assets	41,915
Other assets	18,351
Acquisition related intangible assets	545,500
Goodwill	1,056,817
Accounts payable	(1,860)
Related party payable	(46,970)
Accrued expenses and other current liabilities	(37,796)
Operating lease liabilities	(40,413)

Total	$1,915,708

The sole identifiable intangible asset acquired in the ATG acquisition was in-process research and development (IPR&D) and has an indefinite useful life as of the date of the acquisition. The fair value of the IPR&D intangible asset was determined through a replacement cost approach, which identifies the costs that would be necessary to recreate the asset if the Company were to internally develop the acquired technology. Significant unobservable inputs include overhead costs, profit margin, opportunity cost, and obsolescence. Our estimate of the fair value is preliminary and subject to change.

The asset has not been placed into service and there have been no impairment charges related to the intangible asset as of September 30, 2021.

The excess of purchase consideration over the fair value of net tangible and identifiable intangible assets acquired was recorded as goodwill, which is primarily attributed to the assembled workforce, and is not deductible for tax purposes.

Separately, the Company recognized $7,873 in non-cash compensation expense for severance payments by the former parent of ATG. This amount was allocated from total equity consideration transferred.

The following supplemental pro forma information combines the historical results of Aurora and ATG as if the ATG acquisition had occurred on January 1, 2020, the beginning of the earliest period presented and includes pro forma adjustments related to depreciation and amortization of acquired property, plant and equipment, share-based compensation expense, and severance expense.

	Nine months ended September 30,
	2021	2020
Revenue	$55,599	$—
Net loss	$(405,172)	$(805,207)

The pro forma combined financial statements do not necessarily reflect what the Company’s results of operations would have been had the ATG acquisition occurred on the date indicated.

OURS Technology, Inc.

On March 5, 2021, the Company acquired 100% of the voting interests in OURS Technology, Inc. (“OURS”), a silicon photonics company. The Company has included the financial results of OURS in the condensed consolidated financial statements prospectively from the date of acquisition. The OURS acquisition date fair value of the consideration transferred for OURS was approximately $40,821, which consisted of the following

Fair Value
Cash	$16,107
Stock Consideration	24,105
Assumed liabilities related to third-party expenses	609

Total	$40,821

As part of the OURS acquisition, the Company assumed certain OURS compensation agreements, including the conversion of certain shares of OURS restricted stock into rights to receive the Company’s restricted stock, and assuming certain stock options with an estimated fair value of $3,789. For the stock options assumed, based on the service period related to the period prior to the OURS acquisition date, $2,145 was allocated to the purchase price, and $1,644 relating to post-acquisition services which will be recorded as operating expenses over the remaining requisite service periods.

The stock consideration transferred comprised 2,793,699 shares of the Company’s common stock including 182,449 shares of restricted stock granted. The restricted stock awards (RSAs) were valued based on the March 5, 2021 fair value, as determined by a third party valuation expert using an Option Pricing Method model, and the estimated fair value of the stock options assumed by the Company was determined using the Black-Scholes option pricing model. The RSAs vest monthly over a 2-year period starting on the vesting commencement date and expire once the holder ceases to be a service provider of the Company.

The transaction costs associated with the OURS acquisition were approximately $262 and were recorded in general and administrative expense in the nine months ended September 30, 2021.

The Company has accounted for the OURS acquisition as a business combination, and therefore the assets acquired and liabilities assumed were recognized at their fair values on the date of the OURS acquisition. Information which existed as of the acquisition date but is yet unknown to us may result in adjustments during the remainder of the measurement period which will not exceed 12 months from the closing date. The area not finalized is the valuation of acquired intangible assets.

The following table summarizes the fair values of assets acquired and liabilities assumed as of the date of the OURS acquisition:

Fair Value
Cash and cash equivalents	$153
Prepaid expenses and other current assets	23
Property and equipment, net	218
Other assets	9
Acquisition related intangible assets	19,000
Goodwill	24,251
Accounts payable	(46)
Deferred tax liability	(2,787)

Total	$40,821

The sole identifiable intangible asset acquired in the OURS acquisition was in-process research and development (IPR&D) and has an indefinite useful life as of the date of the acquisition. The fair value of the IPR&D intangible asset was determined through a replacement cost approach, which identifies the costs that would be necessary to recreate the asset if the Company were to internally develop the acquired technology. Significant unobservable inputs include profit margin and opportunity cost. Our estimate of the fair value is preliminary and subject to change.

The asset has not been placed into service and there have been no impairment charges related to the intangible asset as of September 30, 2021.

The excess of purchase consideration over the fair value of net tangible and identifiable intangible assets acquired was recorded as goodwill, which is primarily attributed to the assembled workforce, and is not deductible for tax purposes.

Pro forma results for the OURS acquisition are not presented as the financial impact is immaterial.

(5)	Balance sheet details

Property and Equipment

Property and equipment consist of the following as of September 30, 2021 and December 31, 2020:

	As of
	September 30, 2021	December 31, 2020
Land	$13,503	$—
Building	1,040	—
Furniture and fixtures	9,680	4,209
Test and lab equipment	10,413	3,787
Leasehold improvements	56,465	3,609
Computer and equipment	5,597	2,121
Computer software	3,196	1,941
Automobile	2,815	520

	102,709	16,187
Less accumulated depreciation and amortization	(14,935)	(5,290)

Total property and equipment	$87,774	$10,897

Accrued expenses and other current liabilities

Accrued expenses and other current liabilities consist of the following as of September 30, 2021 and December 31, 2020:

	As of
	September 30, 2021	December 31, 2020
Accrued expenses	$24,243	$3,412
Accrued compensation	32,720	13,938
Other	2,015	1,415

Total accrued expenses and other current liabilities	$58,978	$18,765

(6)	Capital Stock

(a)	Common Stock

The Company is authorized to issue 535,000,000 shares, par value of $0.0001 per share, of common stock. At September 30, 2021 and December 31, 2020, the Company had 251,257,585 and 128,434,407 shares of common stock issued and outstanding, respectively. The holders of common stock have voting rights equal to one vote per share of common stock held.

(b)	Redeemable Convertible Preferred Stock

The Company is authorized to issue 214,425,920 shares, par value of $0.0001 per share, of redeemable convertible preferred stock. The board of directors designated 20,177,530 shares as Seed 1, 9,653,930 shares as Seed 2, 29,948,750 shares as Series A, 78,065,640 shares as Series B, 2,580,070 shares as Series B-1, 53,000,000 shares as Series U-1 and 21,000,000 shares as Series U-2.

At September 30, 2021, the Company had 20,177,530 shares of Seed 1, 9,653,930 shares of Seed 2, 29,948,750 shares of Series A, 71,389,540 shares of Series B, 2,557,518 shares of Series B-1, 50,873,075 shares of Series U-1 and 20,349,230 shares of Series U-2 issued and outstanding.

(i)	Dividends

The holders of Seed 1, Seed 2, Series A, Series B, Series U-1, and Series U-2 (collectively, the “Senior Preferred Stock”) are entitled to receive dividends, when, as and if declared by the board of directors of the Company, out of any available assets of the Company. The annual dividend rate is $0.014 per share per annum for Seed 1, $0.026 per share per annum for Seed 2, $0.222 per share per annum for Series A, $0.739 per share per annum for Series B, $1.5730 per share per annum for Series U-1, and $1.5730 per share per annum for Series U-2 (subject to adjustment from time to time for recapitalization with respect to each such series of preferred stock). The right to receive dividends on shares of Senior Preferred Stock is not cumulative, and payment of any dividends to the holders of Senior Preferred Stock is on a pro rata pari passu basis in proportion to the dividend rates for each series of Senior Preferred Stock.

Subject to the prior dividend rights of the Senior Preferred Stock, the holders of outstanding shares of Series B-1 shall be entitled to receive dividends, when, as and if declared by the board of directors of the Company, out of any available assets of the Company. The annual dividend rate is $0.739 per share per annum for Series B-1 (subject to adjustment from time to time for recapitalization with respect to each such series of redeemable convertible preferred stock). The right to receive dividends on shares of Series B-1 shall not be cumulative and payment of any dividends to the holders of Series B-1 shall be on a pro rata pari passu basis in proportion to the dividend rates for Series B-1.

After dividends in the full preferential amounts specified for the preferred stock have been paid or set aside, any additional dividends shall be paid among the holders of the redeemable convertible preferred stock and common stock in proportion to the greatest whole number of shares of common stock, which would be held by each holder if all shares of redeemable convertible preferred stock were converted at the then effective conversion rate. The Company has not declared any dividends as of September 30, 2021.

(ii)	Conversion

At the option of the holder, each share of redeemable convertible preferred stock shall be convertible, at any time after the date of issuance of such share, into the number of shares of common stock determined by dividing the original issue price for the redeemable convertible preferred stock by the applicable conversion price, determined at the time of conversion. The original issue price and the conversion price will be adjusted for any stock dividends, stock splits, combination of shares, reorganizations, recapitalizations, reclassifications, or other similar events. The conversion price of each series of redeemable convertible preferred stock is also subject to broad-based weighted average anti-dilution adjustments in the event that the Company issues certain securities at a price per share less than the then applicable conversion price of such series of redeemable convertible preferred stock.

Each share of redeemable convertible preferred stock will automatically be converted into common stock at the then effective conversion rate (i) immediately prior to (x) the initial listing of the capital stock on an internationally recognized securities exchange approved by means of an effective registration statement filed with the Securities and Exchange Commission or (y) completion by the Company of transaction(s) by merger, consolidation, share exchange, or otherwise with a publicly traded “special purpose acquisition company” in which the share capital of such entity is listed on an internationally recognized securities exchange approved by the Company’s board of directors, provided that the aggregate gross proceeds to the Company are not less than $100,000 or (ii) upon the written consent for such conversion from each of (A) the holders of a majority of the outstanding redeemable convertible preferred stock other than the Series U-1 (voting together as a single class and on an as-converted basis) and (B) the holders of a majority of outstanding of Series B (voting as a separate class) provided that in the case of a conversion pursuant to the preceding clause (ii) in connection with a liquidation, dissolution or winding up of the Company in which Company’s holders of capital stock receive consideration pursuant to a distribution or repurchase of capital stock, the Series U-2 shall not be converted unless approved by the holders of a majority of the Series U-2 redeemable convertible preferred stock.

(iii)	Liquidation

In the event of any liquidation, dissolution, or winding up of the Company, the holders of then outstanding Senior Preferred Stock are entitled to be paid on a pari passu basis, and prior and in preference to any distribution on any share of Series B-1 and common stock, an amount per share equal to (1) the greater of (a) the sum of (i) the liquidation preference specified for such share of Senior Preferred Stock ($0.175 for Seed 1, $0.322 for Seed 2, $2.776 for Series A, $9.240 for Series B, $19.657 for Series U-1, and $19.657 for Series U-2) and (ii) all declared but unpaid dividends on such share of Senior Preferred Stock or (b) the amount that would have been payable if such share of Senior Preferred Stock had converted to common stock immediately prior to such liquidation, dissolution or winding up, or (2) with respect to a particular series of Senior Preferred Stock, such lesser amount as may be approved by the holders of a majority (or at least 75%, in the case of Series U-1) of the outstanding shares of such series, voting as a separate series.

Subject to the prior liquidation rights of the Senior Preferred Stock, in the event of any liquidation, dissolution, or winding up of the Company, the holders of the then outstanding Series B-1, are entitled to be paid on a pari passu basis, and prior and in preference to any distribution on any share of common stock, an amount per share equal to (1) the greater of (a) the sum of (i) the liquidation preference specified for such share of Series B-1 (currently $9.240) and (ii) all declared but unpaid dividends on such share of Series B-1 or (b) the amount that would have been payable if such shares of series B-1 had converted to common stock immediately prior to such liquidation, dissolution or winding up, or (2) such lesser amount as may be approved by the holders of a majority of the outstanding shares of Series B-1, voting as a separate series.

After the payment of the full liquidation preference to the holders of preferred stock described above, the assets of the Company legally available for distribution, if any, shall be distributed pro rata to holders of the common stock of the Company in proportion to the number of shares of common stock held by them.

The liquidation preferences are deemed to be contingent redemption features exercisable on certain deemed liquidation events which includes a merger, change of control, or a sale of substantially all of the Company’s assets. The deemed liquidation event would constitute a redemption event not solely within the control of the Company. Redeemable convertible preferred stock is presented outside of permanent equity in mezzanine equity on the balance sheets. It is not probable that the Preferred Stock will become redeemable as of September 30, 2021.

(iv)	Voting

The holders of shares of redeemable convertible preferred stock are entitled to the number of votes equal to the number of shares of common stock into which the shares are then convertible. As long as any shares of Seed 1 remain outstanding, the holders of Seed 1, voting as a separate class, are entitled to elect one member of the board of directors (the Series Seed Director). As long as any shares of Series B remain outstanding, the holders of Series B preferred stock, voting as a separate class, are entitled to elect one member of the board of directors. As long as any shares of Series U-2 remaining outstanding, the holders of Series U-2, voting as a separate class, are entitled to elect two members of the board of directors. The holders of common stock, Seed 2, Series A and Series B-1, voting together as a single class on an as converted basis, are entitled to elect five members of the board of directors. Any additional members of the board of directors shall be elected by the holders of common stock and redeemable convertible preferred stock.

So long as the holders of Seed 1 are entitled to elect a director, the Series Seed Director shall be entitled to cast two votes on all matters that come before the board of directors. All remaining directors shall be entitled to cast one vote on all matters.

(v)	Protective Provision

As long as any shares of redeemable convertible preferred stock are issued and outstanding, the approval of holders of a majority of outstanding shares of redeemable convertible preferred stock, voting together as a single class on an as-converted basis, is required in order for the Company to take certain actions. Such actions include adversely amending the rights, preferences, privileges, or restrictions provided for the benefit of preferred stock; purchasing, redeeming, paying, or declaring any dividend or making any distribution on any shares of capital stock (subject to limited exceptions); and creating or authorizing the issuance of any debt security or other indebtedness for borrowed money in excess of $250,000 (subject to limited exceptions); and creating or holding capital stock in a subsidiary that is not wholly owned.

(7)	Equity Incentive Plans

We maintain three equity compensation plans: the 2017 Equity Incentive Plan (the Plan), the 2016 Blackmore Sensors & Analytics, Inc. Equity Incentive Plan (the Blackmore Plan), and the OURS Technologies Inc Equity Incentive Plan (the OURS Plan). The Company assumed stock options under the Blackmore Plan in 2019 and the OURS Plan in 2021 to the extent such employees continued as employees of the Company.

2017 Equity Incentive Plan

In 2017, the Company adopted the Plan. Under the Plan, equity-based compensation in the form of restricted stock units (RSUs), restricted stock awards, incentive stock options, and nonqualified stock options may be granted to employees, officers, directors, consultants, and others. 77,502,791 shares are authorized and 9,797,304 are available to grant as of September 30, 2021.

Stock Options

Stock options under the Plan may be outstanding for periods of up to 10 years following the grant date. The exercise price of stock options for the purchase of shares of common stock under the Plan may not be less than 100% of the fair value of the Company’s common stock on the date of the grant, as determined by the board of directors. In the case of an incentive stock option granted to an employee who owns stock representing more than 10% of the voting shares, the price of each share will be at least 110% of the fair value on the date of grant. Stock options generally vest over four years starting on the vesting commencement date (with a one-year cliff) and expire, if not exercised, 10 years from the date of grant or, if earlier, three months after the option holder ceases to be a service provider of the Company. Stock options granted to a stockholder that owns greater than 10% of the company expire, if not exercised, five years from the date of grant.

The fair value of each award granted to employees in the nine months ended September 30, 2021 has been estimated on the date of grant using the Black-Scholes-Merton option pricing model with the following weighted average assumptions: expected life of 5.93 years, risk-free interest rate of 0.59%; expected volatility of 55.00%; and no dividends during the expected life. Expected volatility is based on the Company’s review of historical volatilities of comparable public companies and an expected future volatility based upon this evidence over the expected term of the award. The expected life of the options represents the period of time options are expected to be outstanding and is estimated considering vesting terms, employees’ historical exercise, and post vesting employment termination behavior. The risk-free interest rate is based on the U.S. Treasury yield curve in effect at the time of grant. The Company records forfeitures on the date occurred.

Stock option activity under the Plan in the nine months ended September 30, 2021 is as follows:

	Options outstanding
	Number of Shares	Weighted average exercise price
Balance, December 31, 2020	34,584,332	$1.90
Granted	8,973,700	7.95
Exercised	(2,700,685)	1.78
Forfeited	(2,526,288)	4.59

Balance, September 30, 2021	38,331,059	$3.15

The compensation expense recognized for options for the nine months ended September 30, 2021 and September 30, 2020 was $18,293 and $11,296, respectively. The unrecognized deferred compensation expense for future years’ compensation expense was $44,241 as of September 30, 2021. Unrecognized deferred compensation will be recognized over an estimated weighted average amortization period of approximately 2.56 years.

Restricted Stock Units

The vesting of the initial RSU grants is based on the satisfaction of 2 separate vesting requirements on or before the expiration date: (1) a time-based vesting requirement, and (2) a liquidity event. The liquidity event is the earlier of a (i) an initial public offering through a registration statement filed by the Company declared effective or the closing of a transaction with a special purpose acquisition company, or (ii) a change in control. Generally, the time-based vesting requirement is four years starting on the vesting commencement date (with a one-year cliff).

Beginning in July 2021, 2,617,921 RSUs were granted which have only a time-based vesting requirement.

RSU activity under the Plan is as follows:

	Unvested RSUs outstanding
	Number of shares	Weighted- Average Grant Date Fair Value
Balance, December 31, 2020	—
Granted	20,561,601	$9.96
Vested	(2,000)	18.58
Forfeited	(4,090,153)	8.56

Balance, September 30, 2021	16,469,448	$10.26

As of September 30, 2021, the liquidity event performance condition was not deemed probable. No compensation expense was recognized during the period and the unrecognized deferred compensation expense was $154,870 as of September 30, 2021. $47,090 of this amount relates to awards where the time-based vesting requirements was satisfied.

Stock-based payments awarded by a related party

Prior to the ATG acquisition, employees of ATG received grants of RSUs in the former ultimate parent company of ATG, a related party after the closing of the transaction. These awards were modified after the transaction to allow the awards to continue to vest for the first year subsequent to the closing of the acquisition as long as personnel remain employees of the Company. These awards are compensation for services provided to the Company and accounted for as stock-based compensation.

Awards representing 2,928,854 shares were modified on the acquisition date. 512,459 shares were forfeited as of September 30, 2021. The fair value of these awards is equal to the market value of the related party’s common stock on the date of modification. $98,512 in stock-based compensation expense was recognized in the nine months ended September 30, 2021.

The unrecognized deferred compensation expense for future years’ compensation expense is $37,531 as of September 30, 2021. Unrecognized deferred compensation will be recognized over an estimated weighted average amortization period of approximately 0.30 years.

Stock-based Compensation Expense

Stock-based compensation is allocated on a departmental basis, based on the classification of the option holder or grant recipient. No income tax benefits have been recognized in the statement of operations for stock-based compensation arrangements and no stock-based compensation has been capitalized as of September 30, 2021.

Total stock-based compensation expense by function was as follows (in thousands):

	Nine Months Ended September 30,
	2021	2020
Research and Development	$112,329	$10,940
Selling, general, and administrative	6,076	2,076

Total	$118,405	$13,016

(8)	Income Taxes

The income tax benefit recognized differs from our statutory tax rate of 21% primarily due to valuation allowance movements.

(9)	Leases

The Company leases its office facilities, data centers, and warehouses in Palo Alto, California; Mountain View, California; San Francisco, California; Pittsburgh, Pennsylvania; Bozeman, Montana; Coppell, Texas; Wixom, Michigan; Seattle, Washington; Louisville, Colorado; and Ashburn, Virginia, under non cancelable operating lease agreements that expire between 2021 through 2035. One acquired lease in Pittsburgh has renewal options the Company is reasonably certain to exercise which result in a lease term to 2042.

As of September 30, 2021, the Company’s operating leases had a weighted average remaining lease term of 9.5 years and a weighted average discount rate of 6.21%. Future minimum payments under non-cancelable operating leases (with initial or remaining lease terms in excess of one year) and other contractual commitments as of September 30, 2021 were as follows:

Operating leases
Year ending December 31,
2021	$5,574
2022	26,002
2023	24,357
2024	23,905
2025	22,275
Thereafter	79,188

Total	$181,301

Rent expense under operating leases was $19,063 in the nine months ended September 30, 2021. Rent expense was $9,841 in the nine months ended September 30, 2020.

In March 2021, the Company remeasured the right of use asset for the Mountain View headquarters which included reclassifying $16,998 from other current assets related to variable payments to construct landlord owned assets. These payments were treated as variable payments as the total amount to be paid for these assets was unknown at the lease commencement date. As the project was completed in March 2021 and the total amounts to be paid by the Company were known, the right of use asset was remeasured and the adjustment was recorded during the period ended March 31, 2021.

(10)	Commitments and Contingencies

From time to time the Company may be party to various claims in the normal course of business. Legal fees and other costs associated with such actions are expensed as incurred. The Company assesses the need to record a liability for litigation and loss contingencies. Reserve estimates are recorded when and if it is determined that a loss related to certain matters is both probable and reasonably estimable. No material losses were recorded in the nine months ended September 30, 2021 and 2020.

Future minimum payments for contractual commitments related to purchase obligations as of September 30, 2021 were as follows:

Purchase obligation
Year ending December 31,
2021	$20,387
2022	59,922
2023	61,217
2024	61,949
2025	63,958
Thereafter	27,083

Total	$294,516

(11)	Employee Benefit Plan

The Company sponsors the Aurora 401(k) plan. All employees are eligible to participate in the plans after meeting eligibility requirements. Participants may elect to have a portion of their salary deferred and contributed to the plan up to the limit allowed by applicable income tax regulations. The Company may make a matching contribution at the discretion of the board of directors. The Company recognized $0 for matching contributions in the nine months ended September 30, 2021 and 2020, respectively.

(12)	Supplemental Cash Flow Information

Cash paid for income taxes was $0 in the nine months ended September 30, 2021 and 2020, respectively. Cash paid for interest and noncash investing and financing activities were as follows:

	September 30, 2021	September 30, 2020
Noncash investing and financing activities:
Property and equipment included in accounts payable	$3,632	$29
Vesting of early exercised stock options	165	445
Non-cash acquisition	1,939,804	—
Cash, cash equivalents, and restricted cash equivalents at end of period:
Cash and cash equivalents	$630,374	$423,501
Restricted cash equivalents	13,482	12,482

Total cash, cash equivalents, and restricted cash equivalents	$643,856	$435,983

(13)	Earnings Per Share

Series Seed 1 preferred stock, Series Seed 2 preferred stock, Series A preferred stock, Series B preferred stock, Series B-1 preferred stock, Series U-1, Series U-2, unvested Restricted Stock Awards (“RSA”), unvested early exercised stock options, and unvested RSUs are participating securities in periods of income as the securities participate in undistributed earnings. The securities do not share in losses.

The Company computes earnings per share of common stock using the two-class method required for participating securities and does not apply the two-class method in periods of net loss.

Basic earnings per share is computed using the two-class method required for participating securities but is not applied in fiscal periods with a net loss. The computation of basic and diluted earnings per share is the same as the inclusion of all potential common stock would have been anti-dilutive in a period of net loss.

	Nine months ended September 30,
	2021	2020
Numerator:
Net Loss	$(503,776)	$(147,918)
Net loss per share:
Basic	$(2.09)	$(1.19)
Diluted	$(2.09)	$(1.19)
Denominator:
Weighted average common shares outstanding - Basic	240,949,740	123,966,127
Weighted average common shares outstanding - Diluted	240,949,740	123,966,127

The following table presents the potential common stock outstanding excluded from the computation of diluted loss per share because including them would have had an antidilutive effect:

	September 30,
	2021	2020
Series Seed 1 Preferred Stock	20,177,530	20,177,530
Series Seed 2 Preferred Stock	9,653,930	9,653,930
Series A Preferred Stock	29,948,750	29,948,750
Series B Preferred Stock	71,389,540	71,432,020
Series B-1 Preferred Stock	2,557,518	2,557,518
Series U-1 Preferred Stock	50,873,075	—
Series U-2 Preferred Stock	20,349,230	—
Stock Options	39,280,027	38,605,231

	September 30,
	2021	2020
Restricted Stock Awards	500,392	2,013,819
Restricted Stock Units	16,469,448	—
Grants available under the 2017 Equity Incentive Plan	9,797,304	3,906,020

Total	270,996,774	178,294,818

(14)	Related Parties

In January 2021, the Company paid $10,000 relating to financial advisory fees with a related party for a contract that was entered into by the Company in December 2020. $8,250 was recognized in selling, general and administrative expenses and $1,750 was recognized as a reduction to redeemable convertible preferred stock for issuance costs in the nine months ended September 30, 2021. No amounts were due as of September 30, 2021. In November 2021, the Company paid $34,200 relating to financial advisory fees to this related party for services in the RTPY merger.

The Company assumed a net liability of $46,970 from the ATG acquisition for an obligation due to the former owner of ATG who is a related party of the Company subsequent to the acquisition. The net obligation was a $54,777 related party payable offset by a $7,808 related party receivable for certain services performed by the former owner of ATG on behalf of ATG, and vice versa, prior to the closing of the acquisition. The services include administering an employee equity incentive plan, shared personnel, and other centralized services. No amounts were due as of September 30, 2021.

In January 2021, the former owner of ATG made payment of $7,873 in severance to former employees of ATG which will be reimbursed by the Company. Expense of $6,320 was recognized in research and development expenses and $1,552 was recognized in selling, general, and administrative expenses in the six months ended June 30, 2021. No amounts were due as of September 30, 2021.

We recognized $4,450 in the nine months ended September 30, 2021 in selling, general, and administrative expenses for the transition service agreement with the former owner of ATG. As of September 30, 2021, $1,363 of related party payables was recorded on the consolidated balance sheet.

(15)	Subsequent Events

On November 3, 2021, the Company completed a merger into RTPY Merger Sub Inc. (“Merger Sub”), a wholly owned subsidiary of Reinvent Technology Partners Y (“RTPY”). RTPY was renamed Aurora Innovation, Inc. on completion of the merger. All outstanding shares of the Company’s capital stock together with shares of common stock reserved in respect of equity awards outstanding were cancelled in exchange for the right to receive capital stock or the right to receive capital stock of Aurora Innovation, Inc.

The merger closing results in the recognition of $47,090 of stock-based compensation expense related to RSUs where the vesting condition was met but the liquidity event performance condition was not considered probable as of September 30, 2021.